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                                   NIDA & MALONEY
                 A  P R O F E S S I O N A L  C O R P O R A T I O N

                                  ATTORNEYS AT LAW

                                 800 ANACAPA STREET
                          SANTA BARBARA, CALIFORNIA 93101
                                  PHONE 805-568-1151
                                  FAX 805-568-1955



                                   December 9, 1998


GenesisIntermedia.com, Inc.
13063 Ventura Boulevard
Studio City, California 91604-2238

     Re:  Registration Statement of Form SB-2
          -----------------------------------

Ladies and Gentlemen:


     We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission (the "Commission") on or about October 28, 1998, (as amended on December 4, 1998 and as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,300,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 300,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. All of the Shares being sold (including the Shares of Common Stock in the over-allotment option) are being sold by the Company. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit


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such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                   Very truly yours,

                                   /s/ NIDA & MALONEY, P.C.